Exhibit 99.(g)
INVESTMENT ADVISORY AGREEMENT
dated as of [      ], 2007
BY AND BETWEEN
HIGHLAND CAPITAL MULTI-STRATEGY FUND,
a Delaware statutory trust
AND
HIGHLAND CAPITAL MANAGEMENT, L.P.,
a Delaware limited partnership

i

INVESTMENT ADVISORY AGREEMENT
     This Investment Advisory Agreement (the “Agreement”), dated as of [      ], 2007, is made by and between Highland Capital Multi-Strategy Fund (the “Trust”), a Delaware statutory trust registered as a non-diversified closed-end management investment company under the Investment Company Act of 1940 and the rules and regulations promulgated thereunder and exemptions granted therefrom, as amended from time to time (the “Investment Company Act”), and Highland Capital Management, L.P. (the “Investment Adviser”), a Delaware limited partnership registered as an investment adviser under the Investment Advisers Act of 1940 (the “Advisers Act”).
     1. General Duties of the Investment Adviser.
     Subject to the direction and control of the Trust’s Board of Trustees (the “Board”) and subject to and in accordance with the terms of the Agreement and Declaration of Trust of the Trust (the “Declaration of Trust”), the Registration Statement of the Trust under the Investment Company Act (the “Registration Statement”), and any other applicable policies adopted or approved by the Board, the conditions of any exemptive order obtained by or for the benefit of the Trust from the Securities and Exchange Commission (the “Commission”) and this Agreement, the Investment Adviser agrees to supervise and direct the investment and reinvestment of the assets and perform the duties set forth herein, and shall perform on behalf of the Trust those investment and leverage related duties and functions assigned to the Trust or the Investment Adviser in the Declaration of Trust and the Statements of Preferences for any preferred shares (collectively, the “Transaction Documents”), and shall have such other powers with respect to the investment and leverage related functions of the Trust as shall be delegated from time to time to the Investment Adviser by the Board. The Trust has executed the Transaction Documents and the Investment Adviser is hereby granted, and shall have, full power to take all actions and execute and deliver all necessary and appropriate documents and instruments on behalf of the Trust in accordance with the Transaction Documents, the policies adopted or approved by the Board, the conditions of any exemptive order obtained by or for the benefit of the Trust or the Investment Adviser from the Commission and this Agreement. The Investment Adviser shall endeavor to comply in all material respects with the Investment Company Act and all rules and regulations thereunder, all other applicable federal and state laws and regulations and the applicable provisions of the Transaction Documents in performing its duties under this Agreement. The Investment Adviser also shall manage, supervise and conduct the other affairs and business of the Trust and matters incidental thereto pursuant to a separate administration agreement with the Trust, subject always to the control of the Board and to the provisions of the Transaction Documents, the Registration Statement, including the Trust’s Prospectus and Statement of Additional Information, and the Investment Company Act, in each case as from time to time amended and in effect. Subject to the foregoing and the other provisions of this Agreement, and the direction and control of the Board, the Investment Adviser is hereby appointed as the Trust’s agent and attorney-in-fact with authority to negotiate, execute and deliver all documents and agreements on behalf of the Trust and to do or take all related acts, with the power of substitution, to acquire, dispose of or otherwise take action with respect to or affecting the investments of the Trust, including, without limitation:

          (a) identifying and originating investments to be purchased by the Trust, selecting the dates for such purchases, and purchasing or directing the purchase of such investments on behalf of the Trust;
          (b) identifying investments owned by the Trust to be sold by the Trust, selecting the dates for such sales, and selling such investments on behalf of the Trust;
          (c) negotiating and entering into, on behalf of the Trust, documentation providing for the purchase and sale of investments, including without limitation, confidentiality agreements and commitment letters;
          (d) structuring the terms of, and negotiating, entering into and/or consenting to, on behalf of the Trust, documentation relating to investments to be purchased, held, exchanged or sold by the Trust, including any amendments, modifications or supplements with respect to such documentation;
          (e) exercising, on behalf of the Trust, rights and remedies associated with investments, including without limitation, rights to petition to place an obligor or issuer in bankruptcy proceedings, to vote to accelerate the maturity of an Investment, to waive any default, including a payment default, with respect to an Investment and to take any other action that the Investment Adviser deems necessary or appropriate in its discretion in connection with any restructuring, reorganization or other similar transaction involving an obligor or issuer with respect to an Investment, including without limitation, initiating and pursuing litigation;
          (f) responding to any offer in respect of investments by tendering the affected investments, declining the offer, or taking such other actions as the Investment Adviser may determine;
          (g) exercising all voting, consent and similar rights of the Trust on its behalf and advising the Trust with respect to matters concerning the investments;
          (h) advising and assisting the Trust with respect to the valuation of the assets;
          (i) retaining legal counsel and other professionals (such as financial advisers) to assist in the structuring, negotiation, documentation, administration and modification and restructuring of investments; and
          (j) providing the Trust with such assistance as the Board may request in processing subscription and/or transfer applications for the Shares.
     2. Authority to Bind the Trust; No Joint Venture.
          (a) Except as provided in or pursuant to Sections 1 and 11 hereof or as otherwise delegated or approved (either generally or specifically) by the Board, the Investment Adviser shall have no authority to bind or obligate the Trust. Nothing in this Agreement shall be deemed to create a joint venture or partnership between the parties with respect to the arrangements set forth in this Agreement. For all purposes hereof, the Investment Adviser shall be deemed to be an independent contractor.
          (b) The Investment Adviser shall act in conformity with the written instructions and directions of the Board, except to the extent that authority has been delegated to the Investment Adviser pursuant to the terms of this Agreement and the Transaction Documents. The Investment Adviser will not be bound to follow any amendment to any Transaction Document until it has received written notice thereof and until it has received a copy of the amendment from the Trust and has consented thereto.
          (c) The Investment Adviser may, at its own expense, with respect to the affairs of the Trust, consult a sub-adviser, subject to shareholder approval. Such sub-adviser may be an affiliate of the Investment Adviser. The Investment Adviser shall be fully protected, to the extent permitted by applicable law, in acting or failing to act hereunder if such action or inaction is taken or not taken in good faith by the Investment Adviser in accordance with the advice or opinion of such counsel, accountants or other advisors. The Investment Adviser shall be fully protected in relying upon any writing signed in the appropriate manner with respect to any instruction, direction or approval of any of the Board and may also rely on opinions of the Investment Adviser’s counsel with respect to such instructions, directions and approvals. The Investment Adviser shall also be fully protected when acting upon any instrument, certificate or other writing the Investment Adviser believes in good faith to be genuine and to be signed or presented by the proper person or persons. The Investment Adviser shall be under no duty to make any investigation or inquiry as to any statement contained in any such writing and may accept the same as conclusive evidence of the truth and accuracy of the statements therein contained if the Investment Adviser in good faith believes the same to be genuine.
     3. Trust is not a Bank.
     The Investment Adviser may not purchase any debt securities or debt obligations, including bank loans or interests therein, if the related credit agreement, note, indenture or other documentation by its terms requires any such purchase to be made only by a bank, savings and loan, thrift, trust company or other similar deposit-taking institution.
     4. Brokerage.
          (a) The Investment Adviser shall effect all purchases and sales of securities in a manner consistent with securing the most favorable price and the principles of efficient execution. Consistent with this policy, the Investment Adviser may consider the financial responsibility, research and investment information and other services provided by brokers or dealers who may effect or be a party to any such transaction or other transactions to which other clients of the Investment Adviser may be a party. The Investment Adviser is authorized to place orders for the purchase and sale of securities for the Trust with such brokers, subject to review by the Board from time to time with respect to the extent and continuation of this practice.
          (b) On occasions when the Investment Adviser deems the purchase or sale of a security to be in the best interest of the Trust as well as other clients, the Investment Adviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be so sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Investment Adviser in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Trust and to such other clients.
     5. Compensation.
          (a) The Trust agrees to pay to the Investment Adviser and the Investment Adviser agrees to accept as partial compensation for services rendered by the Investment Adviser as such, a fee computed at an annual rate of 2.00% of Managed Assets, payable monthly (the “Advisory Fee”). The Trust’s “Managed Assets” means the total assets of the Trust, including any form of investment leverage, minus all accrued expenses incurred in the normal course of operations, but not excluding any liabilities or obligations attributable to investment leverage obtained through (i) indebtedness of any type (including, without limitation, borrowing through a credit facility or the issuance of debt securities), (ii) the issuance of preferred stock or other similar preference securities, (iii) the reinvestment of collateral received for securities loaned in accordance with the Trust’s investment objectives and policies, and/or (iv) any other means.
           (b) The Incentive Fee will be paid as a fee pursuant to this Investment Advisory Agreement. The Incentive Fee is an amount (payable annually) such that after receipt thereof the Investment Adviser will have received from the Trust 20% of any positive net change in net assets from operations of the Trust during each calendar year. The Incentive Fee shall be payable as of December 31 of each year and shall be paid no later than completion of the audit of the Trust for such year. If there is a positive “net change in net assets from operations” (defined below) through any interim month in excess of the High Watermark (defined below), the Trust will accrue an appropriate amount in respect of the Incentive Fee potentially payable at the end of the year. “Net change in net assets from operations” means the Trust’s net change in net assets from investment income, net realized gain/loss and net change in unrealized appreciation/depreciation on investments. If, however, there is a negative net change in net assets from operations in any calendar year, no Incentive Fee for that year will be paid. Furthermore, no Incentive Fee shall be paid or accrued thereafter until the negative change in net assets from operations since the date of hereof has been recovered in full (the “High Watermark”). If during the existence of a High Watermark, the Trust repurchases Shares or pays a distribution, if any, that is a return of capital, then the High Watermark will be correspondingly reduced in proportion to the reduction in the Trust’s assets paid in respect of such repurchase or distribution.
     6. Expenses.
     The Trust will be responsible for paying the Advisory Fee; the Incentive Fee; due diligence and negotiation expenses; fees and expenses of custodians, administrators, transfer and distribution agents, counsel and trustees; insurance; filing and registration costs; proxy expenses; expenses of communications to shareholders; compliance expenses; interest; taxes; portfolio transaction expenses; costs of responding to regulatory inquiries and reporting to regulatory authorities; costs and expenses of preparing and maintaining the books and records of the Trust; indemnification and litigation costs; extraordinary expenses and such other expenses as are approved by the Trustees as being reasonably related to the organization, offering, capitalization, operation or administration of the Trust and any portfolio investments. Expenses associated with investments by multiple funds of the Investment Adviser will be shared proportionately by the participating funds based on relative net assets. Expenses associated with the general overhead of the Investment Adviser will not be covered by the Trust.

     7. Services to Other Companies or Accounts.
          (a) The Investment Adviser furnishes advisory services to numerous clients in addition to the Trust, and the Investment Adviser may, consistent with applicable law, make investment recommendations to other clients or accounts (including accounts that are hedge funds or have performance or higher fees payable to the Investment Adviser or in which portfolio managers have a personal interest in the receipt of such fees), which may be the same as or different from those made to the Trust. In addition, the Investment Adviser, its affiliates and any officer, partner, director, stockholder or employee of any of them may or may not have an interest in the securities whose purchase and sale the Investment Adviser recommends to the Trust. Actions with respect to securities of the same kind may be the same as or different from the action that the Investment Adviser, or any of its affiliates, or any officer, partner, director, stockholder, employee or any member of their families may take with respect to the same securities. Moreover, the Investment Adviser may refrain from rendering any advice or services concerning securities of companies of which any of the Investment Adviser’s (or its affiliates’) officers, partners, directors or employees are directors or officers, or companies as to which the Investment Adviser or any of its affiliates or the officers, partners, directors and employees of any of them has any substantial economic interest or possesses material non-public information. In addition to its various policies and procedures designed to address these issues, the Investment Adviser includes disclosure regarding these matters to its clients in both its Form ADV and investment advisory agreements.
          (b) The Investment Adviser, its affiliates or their officers, partners, directors and employees serve or may serve as officers, partners, directors or principals of entities that operate in the same or related lines of business or of investment funds managed by affiliates of the Investment Adviser. Accordingly, these individuals may have obligations to investors in those entities or funds or to other clients, the fulfillment of which might not be in the best interests of the Trust. As a result, the Investment Adviser will face conflicts in the allocation of investment opportunities to the Trust and other funds and clients. In order to enable such affiliates to fulfill their fiduciary duties to each of the clients for which they have responsibility, the Investment Adviser will endeavor to allocate investment opportunities in a fair and equitable manner that may, subject to applicable regulatory constraints, involve pro rata co-investment by the Trust and such other clients or may involve a rotation of opportunities among the Trust and such other clients.
          (c) The Investment Adviser and its affiliates have both subjective and objective procedures and policies in place designed to manage the potential conflicts of interest between the Investment Adviser’s fiduciary obligations to the Trust and their similar fiduciary obligations to other clients so that, for example, investment opportunities are allocated in a fair and equitable manner among the Trust and such other clients. An investment opportunity that is suitable for multiple clients of the Investment Adviser and its affiliates may not be capable of being shared among some or all of such clients due to the limited scale of the opportunity or other factors, including regulatory restrictions imposed by the Investment Company Act. There can be no assurance that the Investment Adviser’s or its affiliates’ efforts to allocate any particular investment opportunity fairly among all clients for whom such opportunity is appropriate will result in an allocation of all or part of such opportunity to the Trust. Not all conflicts of interest can be expected to be resolved in favor of the Trust.
     8. Duty of Care and Loyalty.
     The Investment Adviser shall not be liable, responsible or accountable in damages or otherwise to the Trust or any shareholder for any loss, liability, damage, settlement, costs, or other expense (including reasonable attorneys’ fees) incurred by reason of any act or omission or any alleged act or omission performed or omitted by the Investment Adviser and its employees, partners and affiliates in connection with the establishment, management or operations of the Trust or its investments (including in connection with serving on creditors’ committees and boards of directors for companies in the Trust’s portfolio) unless such act or failure to act arises out of the bad faith, willful misfeasance, gross negligence or reckless disregard of the Investment Adviser’s duty to the Trust or its shareholders, as the case may be (such conduct, “Disabling Conduct”). Subject to the foregoing, all such Persons shall look solely to the assets for satisfaction of claims of any nature arising in connection with the affairs of the Trust. If any Indemnified Person (as defined in Section 9(a) hereof) is made a party to any suit or proceeding to enforce any such liability, subject to the foregoing exception, such indemnitee shall not, on account thereof, be held to any personal liability.
     9. Indemnification.
          (a) The Trust will indemnify the Trustees, officers and the Investment Adviser and any officer, partner, director, member, manager, employee, stockholder, assign, representative, agent or affiliate of any such person with respect to any act or omission as long as (i) such person’s activities do not constitute Disabling Conduct and (ii) there has been a determination (a) by a final decision on the merits by a court or other body of competent jurisdiction before whom the issue of entitlement to indemnification was brought that such indemnitee is entitled to indemnification or, (b) in the absence of such a decision, by (1) a majority vote of a quorum of those Trustees who are neither “interested persons” of the Trust (as defined in Section 2(a)(19) of the Investment Company Act) nor parties to the proceeding, that the indemnitee is entitled to indemnification (the “Disinterested Non-Party Trustees”), or (2) if such quorum is not obtainable or even if obtainable, if such majority so directs, independent legal counsel in a written opinion concludes that the indemnitee should be entitled to indemnification (each an “Indemnified Person”, and collectively, the “Indemnified Persons”). A successful claim for indemnification could reduce the Trust’s assets available for distribution to the shareholders. Notwithstanding the foregoing, with respect to any action, suit or other proceeding voluntarily prosecuted by any Indemnified Person as plaintiff, indemnification shall be mandatory only if the prosecution of such action, suit or other proceeding by such Indemnified Person was authorized by a majority of the Trustees. All determinations to make advance payments in connection with the expense of defending any proceeding shall be authorized and made in accordance with the immediately succeeding paragraph (b) below.
          (b) The Trust shall make advance payments in connection with the expenses of defending any action with respect to which indemnification might be sought hereunder if the Trust receives a written affirmation by the Indemnified Person of the Indemnified Person’s good faith belief that the standards of conduct necessary for indemnification have been met and a written undertaking to reimburse the Trust unless it is subsequently determined that he is entitled to such indemnification and if a majority of the Trustees determine that the applicable standards of conduct necessary for indemnification appear to have been met. In addition, at least one of the following conditions must be met: (1) the Indemnified Person shall provide adequate security for his undertaking, (2) the Trust shall be insured against losses arising by reason of any lawful advances, (3) a majority of a quorum of the Disinterested Non-Party Trustees, or if such quorum is not obtainable or even if obtainable, if such majority so directs, independent legal counsel, shall conclude, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is substantial reason to believe that the Indemnified Person ultimately will be found entitled to indemnification or (4) if there is not a Disinterested Non-Party Trustee, the Indemnified Person provides the written affirmation referred to above.
          (c) The rights accruing to any Indemnified Person under these provisions shall not exclude any other right to which he may be lawfully entitled.
          (d) Each Indemnified Person shall, in the performance of its duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Trust, upon an opinion of counsel, or upon reports made to the Trust by any of the Trust’s officers or employees or by any advisor, administrator, the Investment Adviser, distributor, selected dealer, accountant, appraiser or other expert or consultant selected with reasonable care by the Trustees, officers or employees of the Trust, regardless of whether such counsel or other person may also be a Trustee.
     10. Term of Agreement; Events Affecting the Investment Adviser; Survival of Certain Terms.
          (a) This Agreement shall become effective as of the date hereof and shall continue until its termination unless sooner terminated by the Trust or Investment Adviser as provided herein. This Agreement may be terminated by the Trust at any time, without the payment of any penalty, upon giving the Investment Adviser 60 days’ written notice (which notice may be waived by the Investment Adviser), provided that such termination by the Trust shall be directed or approved by the vote of a majority of the Trustees of the Trust in office at the time or by the vote of the holders of a majority of the voting securities of the Trust at the time outstanding and entitled to vote, or by the Investment Adviser on 60 days’ written notice (which notice may be waived by the Trust). This Agreement will also immediately terminate in the event of its assignment. As used in this Agreement, the terms “majority of the outstanding voting securities,” “interested person” and “assignment” shall have the same meanings as such terms are given in the Investment Company Act.
          (b) Notwithstanding anything herein to the contrary, Sections 6, 8 and 9 of this Agreement shall survive any termination hereof;
          (c) From and after the effective date of termination of this Agreement, the Investment Adviser shall not be entitled to compensation for further services hereunder, but shall be paid all compensation and reimbursement of expenses accrued through the date of termination. Upon such termination, and upon receipt of payment of all compensation and reimbursement of expenses owed, the Investment Adviser shall as soon as practicable (and in any event within 90 days after such termination) deliver to the Trust all property (to the extent, if any, that the Investment Adviser has custody thereof) and documents of the Trust or otherwise relating to the assets of the Trust then in the custody of the Investment Adviser (although the Investment Adviser may keep copies of such documents for its records). The Investment Adviser agrees to use reasonable efforts to cooperate with any successor investment adviser in the transfer of its responsibilities hereunder, and will, among other things, provide upon receipt of a written request by such successor investment adviser any information available to it regarding any assets of the Trust. The Investment Adviser agrees that, notwithstanding any termination, it will reasonably cooperate in any proceeding arising in connection with this Agreement, any of the Transaction Documents or any of the investments (excluding any such proceeding in which claims are asserted against the Investment Adviser or any of its affiliates) upon receipt of appropriate indemnification and expense reimbursement.
     11. Power of Attorney; Further Assurances.
     In addition to the power of attorney granted to the Investment Adviser in Section 1 of this Agreement, the Trust hereby makes, constitutes and appoints the Investment Adviser, with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead, in accordance with the terms of this Agreement (a) to sign, execute, certify, swear to, acknowledge, deliver, file, receive and record any and all documents that the Investment Adviser reasonably deems necessary or appropriate in connection with its investment advisory duties under this Agreement and as required by the Investment Company Act; and (b) to (i) subject to any policies adopted by the Board with respect thereto, exercise in its discretion any voting or consent rights associated with any securities, instruments or obligations included in the Trust’s assets, (ii) execute proxies, waivers, consents and other instruments with respect to such securities, instruments or obligations, (iii) endorse, transfer or deliver such securities, instruments and obligations and (iv) participate in or consent (or decline to consent) to any modification, work-out, restructuring, bankruptcy proceeding, class action, plan of reorganization, merger, combination, consolidation, liquidation or similar plan or transaction with regard to such securities, instruments and obligations. To the extent permitted by applicable law, this grant of power of attorney is irrevocable and coupled with an interest, and it shall survive and not be affected by the subsequent dissolution or bankruptcy of the Trust; provided that this grant of power of attorney will expire, and the Investment Adviser will cease to have any power to act as the Trust’s attorney-in-fact, upon termination of this Agreement in accordance with its terms. The Trust shall execute and deliver to the Investment Adviser all such other powers of attorney, proxies, dividend and other orders, and all such instruments, as the Investment Adviser may reasonably request for the purpose of enabling the Investment Adviser to exercise the rights and powers that it is entitled to exercise pursuant to this Agreement. Each of the Investment Adviser and the Trust shall take such other actions, and furnish such certificates, opinions and other documents, as may be reasonably requested by the other party hereto in order to effectuate the purposes of this Agreement and to facilitate compliance with applicable laws and regulations and the terms of this Agreement.

     12. Amendment of this Agreement.
     No provision of this Agreement may be amended, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the amendment, waiver, discharge or termination is sought. Any amendment of this Agreement shall be subject to the Investment Company Act, including the interpretation thereof that amendments that do not increase the compensation of the Investment Adviser or otherwise fundamentally alter the relationship of the Trust with the Investment Adviser do not require shareholder approval if approved by the Board and the requisite majority of the trustees who are not interested persons of the Trust.
     13. Notices.
     Unless expressly provided otherwise herein, any notice, request, direction, demand or other communication required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received if sent by hand or by overnight courier, when personally delivered, if sent by telecopier, when receipt is confirmed by telephone, or if sent by registered or certified mail, postage prepaid, return receipt requested, when actually received if addressed as set forth below:
     (a) If to the Trust:
Highland Capital Multi-Strategy Fund
Attn: R. Joseph Dougherty
Two Galleria Tower
13455 Noel Road, Suite 800
Dallas, Texas 75240
Tel: (877) 665-1287
Fax: (972) 628-4171
     (b) If to the Investment Adviser:
Highland Capital Management, L.P.
Attn: Michael Colvin
Two Galleria Tower
13455 Noel Road, Suite 800
Dallas, Texas 75240
Tel: (972) 628-4100
Fax: (972) 628-4147
Each party to this Agreement may alter the address to which communications or copies are to be sent to it by giving notice of such change of address in conformity with the provisions of this Section 13.

     14. Binding Nature of Agreement; Successors and Assigns.
     This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns as provided herein.
     15. Entire Agreement.
     This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.
     16. Costs and Expenses.
     The costs and expenses (including the fees and disbursements of counsel and accountants) incurred in connection with the negotiation, preparation and execution of this Agreement, and all matters incident thereto, shall be borne by the Trust.
     17. Books and Records.
     In compliance with the requirements of Rule 31a-3 under the Investment Company Act, the Investment Adviser hereby agrees that all records that it maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the Trust any such records upon the Trust’s request. The Investment Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the Investment Company Act the records required to be maintained by Rule 31a-1 under the Investment Company Act.
     18. Titles Not to Affect Interpretation.
     The titles of sections contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.
     19. Provisions Separable.
     The provisions of this Agreement are independent of and separable from each other, and, to the extent permitted by applicable law, no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.
     20. Governing Law and Jurisdiction.
     This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware and, to the extent inconsistent therewith, the Investment Company Act. The federal and state courts within the State of Delaware shall have exclusive jurisdiction over any action, suit or proceeding against any party with respect to this Agreement. Each party hereby irrevocably waives, to the fullest extent permitted by law, any objection that it may have, whether now or in the future, to the laying of venue in, or to the jurisdiction of, any and each of such courts for the purposes of any such suit, action, proceeding or judgment and further waives any claim that any such suit, action, proceeding or judgment has been brought in an inconvenient forum, and each party hereby submits to such jurisdiction. The parties hereby agree that no punitive or consequential damages shall be awarded in any such action, suit or proceeding.
     21. Execution in Counterparts.
     This Agreement may be executed in separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.
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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

HIGHLAND CAPITAL MANAGEMENT, L.P.

By:	STRAND ADVISORS, INC.,
its general partner

Name:

Title:

HIGHLAND CAPITAL MULTI-STRATEGY FUND

Name:

Title: